CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Option/Stock Issuance Plan of Garden.Com, Inc. of our report dated July 12, 1999 (except for Note 9, as to which the date is August 10, 1999), with respect to the financial statements of Garden.com, Inc. included in its Registration Statement on Form S-1 (Registration No. 333-79487) filed with the Securities and Exchange Commission.



Austin,  Texas
October  19,  1999



                              /s/  ERNST  &  YOUNG  LLP